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MINNESOTA LIFE

CALCULATION FOR ITEM 26, m

The following sample calculation corresponds to the illustration provided in the registration statement using current assumptions, level death benefit, initial face amount of $600,000, and a 6.00% gross return for a 45 year old.

ACCOUNT VALUE FORMULAS

AVt                       = (AV TO THE SUB POWER OF t-1 + GP TO THE SUB POWER OF t - PE TO THE SUB POWER OF t - MAF - MRC TO THE
                          SUB POWER OF t - RC TO THE SUB POWER OF t)(1 + i(TO THE POWER OF 12)) - PW TO THE SUB POWER OF t

Where:

AV TO THE SUB POWER OF t  = Account Value at the end of month t.

GP TO THE SUB POWER OF t  = Gross premium paid in month t.  For the illustration provided, GP TO THE SUB POWER OF t = $900.00.

PE TO THE SUB POWER OF t  = Percent of premium charges for month t.  For the illustration provided, PE TO THE SUB POWER OF
                          t = 5.25%.

MAF                       = Monthly administrative fee.  For the illustration provided, MAF = $4.00.

i (TO THE POWER OF 12)    = For the Separate Account, this is the percentage change in the unit value from the beginning of the month to the end of the month of the sub-account in which the net premiums are invested.  For the sample calculation for the illustration provided, a
                          6.00% gross annual return, a 0.93% fund management fee, and a 0.50% Mortality and
                          Expense charge are assumed.  The fund management fee and M&E charge are taken daily.
                          Therefore, i (TO THE POWER OF 12) = (1.06(TO THE POWER OF 1/365) - (.0093 + .0050)/365) TO THE POWER OF
                          365/12 - 1 = 0.3671% for the illustration provided.

RC TO THE SUB POWER OF t  = Rider charges for month t.  For the illustration provided, there are no rider charges.

PW TO THE SUB POWER OF t  = Partial withdrawal in month t (including cost for processing the request). For the illustration provided, no partial withdrawals are assumed.

MRC TO THE SUB POWER OF t = Monthly risk charge for month t.

                          = r TO THE SUB POWER OF x+t (FA TO THE SUB POWER OF t - Z TO THE SUB POWER OF t) for the Level death benefit option, which is the assumed option in the illustration provided.

r TO THE SUB POWER OF x+t = Risk factor at attained age x+t.

FA TO THE SUB POWER OF t  = Face amount assumed payable at the beginning of month t.

Z TO THE SUB POWER OF t   = Account value immediately preceding deduction of MRC TO THE SUB POWER OF t and RC TO THE SUB POWER OF t.
                          = (AV TO THE SUB POWER OF t-1 + GP TO THE SUB POWER OF t - PE TO THE SUB POWER OF t)

The illustration shows year end values. The 48th month account value is shown for year 4, and the 60th month is shown for year 5. The account values for the fifth contract year have been calculated as follows:


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
AV49                      = (AV TO THE SUB POWER OF 48 + GP TO THE SUB POWER OF 49 - PE TO THE SUB POWER OF 49 - MAF - MRC TO THE
                          SUB POWER OF 49 - RC TO THE SUB POWER OF 49)(1 + i(TO THE POWER OF 12)) - PW TO THE SUB POWER OF 49
                          = (38,235.07 + 900 - 47.25 - 4 - 134.65) * 1.003671
                          = 39,092.15

AV50                      = (39,092.15 + 900 - 47.25 - 4 - 134.45) * 1.003671
                          = 39,952.58

AV51                      = (39,952.58 + 900 - 47.25 - 4 - 134.24) * 1.003671
                          = 40,816.38

AV52                      = (40,816.38 + 900 - 47.25 - 4 - 134.03) * 1.003671
                          = 41,683.56

AV53                      = (41,683.56 + 900 - 47.25 - 4 - 133.82) * 1.003671
                          = 42,554.13

AV54                      = (42,554.13 + 900 - 47.25 - 4 - 133.62) * 1.003671
                          = 43,428.10

AV55                      = (43,428.10 + 900 - 47.25 - 4 - 133.41) * 1.003671
                          = 44,305.49

AV56                      = (44,305.49 + 900 - 47.25 - 4 - 133.19) * 1.003671
                          = 45,186.32

AV57                      = (45,186.32 + 900 - 47.25 - 4 - 132.98) * 1.003671
                          = 46,070.59

AV58                      = (46,070.59 + 900 - 47.25 - 4 - 132.77) * 1.003671
                          = 46,958.32

AV59                      = (46,958.32 + 900 - 47.25 - 4 - 132.56) * 1.003671
                          = 47,849.52

AV60                      = (47,849.52 + 900 - 47.25 - 4 - 132.34) * 1.003671
                          = 48,744.21

DEATH BENEFIT FORMULAS

DB TO THE SUB POWER OF t   = MAX(AV TO THE SUB POWER t * Corr TO THE SUB POWER OF x, FA TO THE SUB POWER OF 1)  for the Level
                           death benefit option, which is assumed in the current illustration

Where:

Corr TO THE SUB POWER OF x = The Guideline Corridor factor for attained age x

The illustration shows year end values. The 60th month is shown for year 5. The death benefit for the fifth contract year has been calculated as follows:

DB TO THE SUB POWER OF 60  = MAX(48,744.21 * 1.85, 100,000 ) = 100,000